Exhibit 99.1

Hercules Offshore Announces First Quarter 2012 Results

HOUSTON, April 26, 2012 — Hercules Offshore, Inc. (Nasdaq: HERO) today reported a loss from continuing operations of $38.3 million, or $0.28 per diluted share, on revenue of $143.3 million for the first quarter 2012, compared with a loss from continuing operations of $13.6 million, or $0.12 per diluted share, on revenue of $159.4 million for the first quarter 2011.

John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, “This year has started off with the completion of several positive transactions, beginning with our acquisition and concurrent long-term contracting of the Hercules 266, followed shortly thereafter by our debt refinancing and capital raise. The strategic importance of these achievements cannot be overstated, as they add a sizable and stable source of earnings and cash flow to our international drilling operations, strengthen our relationship with a key international client, and improve our balance sheet by effectively extending our debt maturity schedule well into 2017 and allowing greater flexibility to pursue strategic investments.

“Operationally, Domestic Offshore continues to experience the positive uptrend in drilling activity and dayrates, which we expect will continue as the year progresses. Recently, this has been offset by downtime in International Offshore, mainly related to previously announced shipyard projects for contract specific items that impacted four of our six contracted rigs during the first quarter 2012. While a portion of this downtime will extend into the second quarter, we expect utilization will rebound sharply from the lows experienced in the first quarter, positioning our international rig fleet, and the Company, for substantially better performance during the second half of 2012.”

Offshore

Revenue generated from Domestic Offshore for the first quarter 2012 increased by 144% to $82.3 million from $33.8 million in the same period in 2011, due to an improvement in dayrates and the acquisition of the Seahawk rigs. Average revenue per rig per day increased by 30% to $55,961 for the first quarter 2012 compared to $42,892 in the respective 2011 period. Operating days increased to 1,471 in the first quarter 2012 from 788 in the first quarter 2011, due to the addition of the Seahawk rigs as well as higher utilization from the Company’s legacy rigs. Operating expenses increased to $59.9 million in the first quarter 2012 from $41.0 million in the respective 2011 period, due to the addition of the Seahawk rigs. Domestic Offshore generated operating income of $1.8 million in the first quarter 2012 versus an operating loss of $25.1 million in the first quarter 2011.

International Offshore revenue declined to $18.0 million in the first quarter 2012 from $77.1 million in the first quarter 2011, primarily due to significant scheduled shipyard downtime. Operating days declined to 247 days in the first quarter 2012 from 582 in the first quarter 2011, due to downtime incurred on the Hercules 185, which was undergoing repairs, Hercules 208, which was mobilizing to a job in Indonesia from Vietnam, Hercules 261 and Hercules 262 related largely to contract preparation work, and Hercules 258, which concluded its previous contract in early January 2012. Average revenue per rig per day decreased to $73,069 in the first quarter 2012 from $132,507 in the comparable prior year period. This is due to current contract rates on our working international rigs which were signed at various points in 2011 when market rates were considerably lower than previously contracted rates in 2008. Operating expenses declined to $24.1 million in the first quarter 2012 from $33.8 million in prior year period, primarily due to lower costs associated with rigs that were either idle or in the shipyard during the first quarter 2012 undergoing contract preparation and repair work. International Offshore recorded an operating loss of $20.8 million in the first quarter 2012, versus operating income of $32.7 million in the comparable period during 2011. First quarter 2011 general and administrative expenses and operating income include a $5.0 million benefit from the reversal of an allowance for doubtful accounts related to a payment received from a customer in Angola.

Inland

During the first quarter 2012, Inland generated revenue of $4.3 million compared to revenue of $5.5 million in the prior year period, as a result of lower utilization partially offset by higher dayrates. Average revenue per rig per day rose to $31,628 during the first quarter 2012, from $26,839 during the first quarter 2011, while utilization declined to 50.2%, from 75.9% during the same periods, respectively. First quarter 2012 operating expenses decreased to $5.7 million from $7.0 million in the first quarter 2011, primarily on lower labor, worker compensation and equipment rental costs. Inland recorded an operating loss of $4.6 million in the first quarter 2012 compared to an operating loss of $6.4 million in the first quarter 2011.

Liftboats

Domestic Liftboats revenue was relatively flat at $10.4 million in the first quarter 2012 compared to $10.6 million in the first quarter 2011. Average revenue per liftboat per day was $7,773 with 1,342 operating days in the first quarter 2012, compared to average revenue per day of $7,993 and 1,330 operating days during the same period of 2011. First quarter 2012 operating expenses of $8.5 million include a $1.8 million gain from the insurance claim on the Starfish, and compares to operating expense of $9.9 million during the first quarter 2011. Domestic Liftboats recorded an operating loss of $2.3 million in the first quarter 2012 compared to an operating loss of $3.4 million in the first quarter 2011.

International Liftboats generated revenue of $28.2 million in the first quarter 2012 compared to $32.3 million in the first quarter 2011. Operating days declined to 1,202 in the first quarter 2012, from 1,395 operating days in the first quarter 2011. This was partially offset by a modest improvement in revenue per day which averaged $23,452 in the first quarter 2012, compared to $23,173 in the same period in 2011. First quarter 2012 operating expenses of $13.1 million include a $1.6 million gain from the insurance claim on the Mako, and compares to operating expense of $14.7 million during the first quarter 2011. International Liftboats recorded operating income of $8.6 million in the first quarter 2012 compared to operating income of $11.6 million in the prior year period.

Liquidity and Capitalization

At March 31, 2012, the Company had unrestricted cash and cash equivalents totaling $165.1 million. The Company’s balance sheet reflects total debt of $823.9 million.

During March, the Company completed the issuance of 20.0 million shares of common stock for net proceeds of approximately $96.7 million. A portion of the net proceeds were used, together with cash on hand, to acquire the Hercules 266 for $40.0 million.

During April, the Company also completed the private placement of $300.0 million of 7.125% Senior Secured Notes due 2017 and $200.0 million of 10.25% Senior Notes due 2019 for net proceeds of approximately $489.5 million. Concurrently, the Company repaid $435.3 million in indebtedness outstanding under the Company’s term loan and terminated its $140.0 million revolving credit facility which was scheduled to mature in July 2012. The Company entered into a $75.0 million five year revolving credit facility with a syndicate of financial institutions. The facility is currently unfunded.

Conference Call Information

Hercules Offshore will conduct a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on April 26, 2012, to discuss its first quarter 2012 financial results. To participate in the call, dial 866-362-5158 (domestic) or 617-597-5397 (international) and reference access code 31545030 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.

A replay of the conference call will be available by telephone on April 26, 2012, beginning at 12:00 p.m. CDT (1:00 p.m. EDT), through May 3, 2012. The phone number for the conference call replay is 888-286-8010 (domestic) or 617-801-6888 (international) with access code 13212310. Additionally, the recorded conference call will be accessible through our Web site at http://www.herculesoffshore.com for 7 days after the conference call.

Additional Information

Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 43 jackup rigs, 17 barge rigs, 63 liftboats, two submersible rigs, and one platform rig. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. Hercules Offshore currently holds 28.0% of share capital in Discovery Offshore, a pure play, ultra-high specification jackup rig company. For more information, please visit our website at http://www.herculesoffshore.com.

The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at http://www.sec.gov or the Company’s website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact Information:

Son P. Vann, CFA

Vice President Investor Relations and Planning

Hercules Offshore, Inc.

713-350-8508

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$165,057	$134,351
Restricted Cash	13,261	9,633
Accounts Receivable, Net	139,256	153,688
Prepaids	8,516	16,352
Current Deferred Tax Asset	15,543	15,543
Other	30,747	20,435

	372,380	350,002
Property and Equipment, Net	1,600,530	1,591,791
Equity Investment	34,645	34,735
Other Assets, Net	33,767	30,176

	$2,041,322	$2,006,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term Debt and Current Portion of Long-term Debt	$52,886	$22,130
Accounts Payable	58,635	49,370
Accrued Liabilities	60,248	70,421
Interest Payable	18,546	9,899
Insurance Notes Payable	—	5,218
Other Current Liabilities	25,849	18,366

	216,164	175,404
Long-term Debt, Net of Current Portion	771,002	818,146
Deferred Income Taxes	67,605	83,503
Other Liabilities	20,028	21,098
Commitments and Contingencies
Stockholders’ Equity	966,523	908,553

	$2,041,322	$2,006,704

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue	$143,319	$159,378

Costs and Expenses:
Operating Expenses	111,237	106,381
Depreciation and Amortization	42,978	41,793
General and Administrative	17,674	12,826

	171,889	161,000

Operating Loss	(28,570)	(1,622)

Other Income (Expense):
Interest Expense	(19,669)	(18,506)
Other, Net	1,009	(194)

Loss Before Income Taxes	(47,230)	(20,322)
Income Tax Benefit	8,888	6,679

Loss from Continuing Operations	(38,342)	(13,643)
Loss from Discontinued Operations, Net of Taxes	—	(576)

Net Loss	$(38,342)	$(14,219)

Basic and Diluted Loss Per Share:
Loss from Continuing Operations	$(0.28)	$(0.12)
Loss from Discontinued Operations	—	—

Net Loss	$(0.28)	$(0.12)

Basic and Diluted Weighted Average Shares Outstanding	139,208	114,906

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash Flows from Operating Activities:
Net Loss	$(38,342)	$(14,219)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	42,978	42,911
Stock-Based Compensation Expense	1,487	1,158
Deferred Income Taxes	(16,872)	(18,027)
Provision (Benefit) for Doubtful Accounts Receivable	1,218	(5,021)
Amortization of Deferred Financing Fees	993	874
Amortization of Original Issue Discount	1,183	1,089
Gain on Insurance Settlement	(3,400)	—
Gain on Disposal of Assets	(274)	(702)
Other	(972)	238
Net Change in Operating Assets and Liabilities	10,105	40,811

Net Cash Provided by (Used in) Operating Activities	(1,896)	49,112

Cash Flows from Investing Activities:
Acquisition of Assets	(40,000)	—
Additions of Property and Equipment	(16,573)	(10,277)
Deferred Drydocking Expenditures	(3,213)	(4,124)
Cash Paid for Equity Investment	—	(10,000)
Insurance Proceeds Received	13,139	—
Proceeds from Sale of Assets, Net	3,312	3,421
Increase in Restricted Cash	(3,628)	(1)

Net Cash Used in Investing Activities	(46,963)	(20,981)
Cash Flows from Financing Activities:
Long-term Debt Repayments	(17,571)	—
Common Stock Issuance	97,102	—
Other	34	(1,831)

Net Cash Provided by (Used in) Financing Activities	79,565	(1,831)

Net Increase in Cash and Cash Equivalents	30,706	26,300
Cash and Cash Equivalents at Beginning of Period	134,351	136,666

Cash and Cash Equivalents at End of Period	$165,057	$162,966

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Domestic Offshore:
Number of rigs (as of end of period)	36	25
Revenue	$82,318	$33,799
Operating expenses	59,871	41,002
Depreciation and amortization expense	18,018	15,082
General and administrative expenses	2,652	2,845

Operating income (loss)	$1,777	$(25,130)

International Offshore:
Number of rigs (as of end of period)	10	9
Revenue	$18,048	$77,119
Operating expenses	24,127	33,828
Depreciation and amortization expense	12,341	13,300
General and administrative expenses	2,429	(2,683)

Operating income (loss)	$(20,849)	$32,674

Inland:
Number of barges (as of end of period)	17	17
Revenue	$4,333	$5,502
Operating expenses	5,679	7,030
Depreciation and amortization expense	3,209	4,621
General and administrative expenses	43	230

Operating loss	$(4,598)	$(6,379)

Domestic Liftboats:
Number of liftboats (as of end of period)	40	41
Revenue	$10,431	$10,631
Operating expenses	8,480	9,864
Depreciation and amortization expense	3,787	3,641
General and administrative expenses	486	495

Operating loss	$(2,322)	$(3,369)

International Liftboats:
Number of liftboats (as of end of period)	23	24
Revenue	$28,189	$32,327
Operating expenses	13,080	14,657
Depreciation and amortization expense	4,990	4,498
General and administrative expenses	1,550	1,571

Operating income	$8,569	$11,601

Total Company:
Revenue	$143,319	$159,378
Operating expenses	111,237	106,381
Depreciation and amortization expense	42,978	41,793
General and administrative expenses	17,674	12,826

Operating loss	(28,570)	(1,622)
Interest expense	(19,669)	(18,506)
Other, net	1,009	(194)

Loss before income taxes	(47,230)	(20,322)
Income tax benefit	8,888	6,679

Loss from continuing operations	(38,342)	(13,643)
Loss from discontinued operations, net of taxes	—	(576)

Net loss	$(38,342)	$(14,219)

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA - (Continued)

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended March 31, 2012
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,471	1,638	89.8%	$55,961	$36,551
International Offshore	247	637	38.8%	73,069	37,876
Inland	137	273	50.2%	31,628	20,802
Domestic Liftboats	1,342	3,094	43.4%	7,773	2,741
International Liftboats	1,202	1,836	65.5%	23,452	7,124

	Three Months Ended March 31, 2011
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	788	990	79.6%	$42,892	$41,416
International Offshore	582	720	80.8%	132,507	46,983
Inland	205	270	75.9%	26,839	26,037
Domestic Liftboats	1,330	3,420	38.9%	7,993	2,884
International Liftboats	1,395	2,070	67.4%	23,173	7,081

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold-stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.
(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.
(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per day expenses we incur when they are under contract.